Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

March 16, 2020

Gulf Island Announces

Planned Retirement of Chairman, Further Reduction in Board Size and Proposal to Declassify Board

HOUSTON, TX – Gulf Island Fabrication, Inc. (“Gulf Island” or the “Company”) (NASDAQ: GIFI) today announced that its Chairman of the Board of Directors (the “Board”), John “Jack” P. Laborde, will retire effective upon the expiration of his current director term in connection with the Company’s 2020 annual meeting of shareholders (the “2020 annual meeting”).  With Mr. Laborde’s retirement and the anticipated expiration of the terms of two additional directors in connection with the 2020 annual meeting, the Board will be reduced to seven members upon conclusion of the 2020 annual meeting.

Mr. Laborde has served as a director of the Company for over 20 years and as Chairman of the Board since 2013. He also has served as a member of the Audit Committee, Compensation Committee, and Corporate Governance & Nominating Committee.

The Board unanimously elected Michael A. Flick as Chairman of the Board to succeed Mr. Laborde upon the conclusion of the 2020 annual meeting.  Mr. Flick has been a Board member since 2007 and during his tenure has served, at various times, as the chairman of its Corporate Governance & Nominating Committee and Compensation Committee.

“On behalf of the Board, I would like to thank Jack for his tireless commitment to the Company for over two decades. Jack’s leadership, industry knowledge and guidance have been invaluable to Gulf Island and we have benefited from his service to the Company and our stakeholders,” said Richard Heo, Gulf Island’s President and CEO. “We wish him the very best in the years ahead.”

“It has been my privilege to serve Gulf Island as a director since 1997 and I am very proud to have been part of its history,” said Jack Laborde. “I am also thankful for the experience of serving with my colleagues on the Board, whom I greatly admire and respect. I have tremendous confidence in Richard, Mike, the Board and the Company’s leadership team, and I am confident that Gulf Island’s best days are yet to come.”

The Board also unanimously approved a proposal to amend the Company’s articles of incorporation to de-classify the Board that will be presented at the 2020 annual meeting. The Board currently has three classes, with members of each class being elected to three-year terms. The amendment to the articles of incorporation will provide that directors will be nominated for election for one-year terms beginning with the class of directors up for election at the 2020 annual meeting and, thereafter, as the term of each successor class expires. This phase-in approach allows each class of directors to complete the term for which they were previously elected by the shareholders. If the proposed amendment is approved by the shareholders, the Board will be fully de-classified, with all directors standing for annual election at the 2022 annual meeting of shareholders.

About Gulf Island

Gulf Island is a leading fabricator of complex steel structures, modules and marine vessels, and a provider of project management, hookup, commissioning, repair, maintenance and civil construction services. The Company’s customers include U.S. and international energy producers; refining, petrochemical, LNG, industrial, power and marine operators; EPC companies; and certain agencies of the U.S. government. The Company operates and manages its business through two operating divisions: Fabrication & Services and Shipyard, with its corporate headquarters located in Houston, Texas and operating facilities located in Houma, Jennings and Lake Charles, Louisiana.

Company Information

Richard W. Heo                           Westley S. Stockton

Chief Executive Officer                Chief Financial Officer

713.714.6100                               713.714.6100

Cautionary Statement

This release contains forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include ability to secure new project awards, including fabrication projects for refining, petrochemical, LNG and industrial facilities and offshore wind developments, ability to improve project execution, the cyclical nature of the oil and gas industry, competition, consolidation of our customers, timing and award of new contracts, reliance on significant customers, financial ability and credit worthiness of our customers, nature of our contract terms, competitive pricing and cost overruns on our projects, adjustments to previously reported profits or losses under the percentage-of-completion method, weather conditions, changes in backlog estimates, suspension or termination of projects, ability to raise additional capital, ability to amend or obtain new debt financing or credit facilities on favorable terms, ability to remain in compliance with our covenants contained in our Credit Agreement, ability to generate sufficient cash flow, ability to sell certain assets, any future asset impairments, utilization of facilities or closure or consolidation of facilities, customer or subcontractor disputes, ability to resolve the dispute with a customer relating to the purported terminations of contracts to build two MPSVs, operating dangers and limits on insurance coverage, barriers to entry into new lines of business, ability to employ skilled workers, loss of key personnel, performance of subcontractors and dependence on suppliers, changes in trade policies of the U.S. and other countries, compliance with regulatory and environmental laws, lack of navigability of canals and rivers, shutdowns of the U.S. government, systems and information technology interruption or failure and data security breaches, performance of partners in any future joint ventures and other strategic alliances, shareholder activism, focus on environmental, social and governance factors by institutional investors and other factors described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by subsequent filings with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made, which we cannot control. Further, we may make changes to our business plans that could affect our results. We caution investors that we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.